SUBSIDIARIES OF THE REGISTRANT


Parent
------

Roma Financial Corporation

                                                 State or Other
                                                  Jurisdiction        Percentage
Subsidiaries                                    Of Incorporation       Ownership
------------                                    ----------------       ---------

Roma Bank                                            Federal             100%


Subsidiaries of Roma Bank
-------------------------

Roma Capital Investment Corporation                New Jersey

General Abstract & Title Agency                    New Jersey